AMENDED EMPLOYMENT AGREEMENT

     This Amended Employment Agreement, effective as of August 20th, 2001 (the "Agreement"), is entered into by and between LEXON, INC., an Oklahoma corporation (the "Company"), the principal offices of which are located at 8908 South Yale Avenue, Suite 409, Tulsa, Oklahoma, 74137, and GIFFORD M. MABIE ("Mabie"). This Amended Employment Agreement is intended to amend the original Employment Agreement between Mabie and Lexon dated January 3, 2001. In consideration of the mutual covenants and conditions contained in this Agreement, the parties agree to the following:

                                   WITNESSETH

     Whereas, the Employee has agreed to perform services for and on behalf of the Company, as well as to devote his time, attention and energies to the business of the Company during the term of this Agreement; and

     Whereas, the Company and the Employee have mutually agreed upon the remuneration the Employee shall receive from the Company as an employee during the term of this Agreement; and

     Whereas, the Company and the Employee have agreed it is in their best interest to set forth in this Agreement the specific manner in which such remuneration is to be paid the Employee by the Company; and

     Whereas, the Parties hereby recognize that the Employee has served without pay or other non-equity compensation since the Company's inception in December of 1997. The fair market value of these services has been estimated by management of the Company and recognized as a capital contribution.

     Whereas, it is the intention of both the Company and the Employee that this Agreement be entered into with strict adherence to the definition of Employee Benefit Plan as set forth in Rule 405 of the Securities Act of 1933, as amended;

     Whereas the parties agree that any portion of this Agreement which conflicts with the Company's Articles of Incorporation or By-Laws shall be void and the rest of this Agreement shall remain effective.

     Whereas, the Company represents that by executing this contract that they have taken all necessary steps to have the legal authority to bind the Company;

     Whereas, the Employee recognizes that he is an affiliate of the Company and that any and all securities acquired under this Agreement are subject to the same resale limitations that applied to the Company.

     Whereas, the parties recognize that Mabie is currently the sole Director.

     Whereas, the parties acknowledge the following inside and/or related transactions:

     (i) On February 23, 2001, Mabie purchased 714,286 shares of common stock at $0.25 per share pursuant to an unsecured promissory note which bears an annual interest rate of 8% and is due 2-23-08. These shares were issued as a result of exercise of options.

     The Company hereby agrees to employ Mabie as its Employee, and Mabie agrees to be employed by the Company upon the terms and conditions hereinafter set forth.


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

                                    ARTICLE 1
                             DUTIES AND COMPENSATION

1.01 Term of Employment and Duties. The Company and Mabie agree that for the period commencing on January 3rd, 2001 and terminating on January 3, 2002 (the "Termination Date"), the Company shall employ Mabie and Mabie shall perform duties ("duties") for the Company as Chief Executive Officer and President of the Company as set forth in the Company's Articles of Incorporation and Bylaws and shall report to the Company's Board of Directors (the "Board").

1.02 Commitment to the Company. During the term of this Agreement, Mabie shall devote such working time, attention and energies to the business of the Company, as is necessary or appropriate for the performance of his duties as Chief Executive Officer and President of the Company. However, this commitment shall not be construed as preventing Mabie from participating in other businesses or from investing Mabie's personal assets in such form or manner as may occasionally require substantial time on the part of Mabie in the management, conservation and protection of such investments and provided that such investments or business cannot be construed as being competitive or in conflict with the business of the Company.

1.02.1 SEC Reporting. Mabie shall be responsible for the Company's substantive and financial reporting requirements of the Securities Exchange Act of 1934 as amended. Mabie is specifically allowed to hire any and all professionals necessary to assist this process.

1.03 Renewal of Term. Upon each Termination Date this Agreement shall renew and continue in effect for an additional two-year period, and each successive Termination Date shall thereafter be designated as the "Termination Date" for all purposes under this Agreement.

1.04 (a) Compensation. Mabie shall receive a salary of $100,000.00 per year, payable in 24 semi-monthly installments. Each January the Board shall review Mabie's salary and shall make such increases in salary, as it considers appropriate. Mabie's salary during the term of this Agreement shall never be less than $100,000.00 per year. Effective at the beginning of each calendar year Mabie shall be entitled to at least an increase in salary that is equal to the percentage increase in the Consumer Price Index during the previous calendar year.

          (b) The employee, at the employee's discretion, may elect to accept stock in lieu of cash payments.

          (c) Bonus. During the term of this Agreement Mabie shall be entitled to participate in all executive bonuses, as the Board, in its sole discretion, shall determine. During such period as Mabie is the sole director the fairness of the bonus shall be opined by an independent third party, shareholder vote or as set forth in the Company by-laws.

          (d) Fringe Benefits. During the term of this Agreement the Company shall provide to Mabie each of the following: (i) all reasonable and customary executive "fringe benefits," including, but not limited to, participation in pension plans, profit-sharing plans, employee stock ownership plans, stock option plans (whether statutory or not), stock appreciation rights plans, hospitalization insurance, medical insurance, dental insurance, disability insurance, life insurance, and such other benefits that are granted to or provided for executives now in the employ of the Company or that may be granted to or provided for them during the term of Mabie's employment under this Agreement; and
          (ii)  paid  vacation  and  sick  leave,   as  determined  by  industry
          standards.

          (e) Reimbursement of Expenses. (i) During the term of this Agreement the Company shall pay directly or reimburse Mabie for all reasonable and necessary travel, entertainment, or other related expenses incurred by him in carrying on his duties and responsibilities under this Agreement. In addition, the Company shall furnish Mabie with a cellular telephone and suitable


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

          office space and facilities for the performance of his duties. (ii) During the term of this Agreement the Company shall pay for Mabie's membership dues in professional organizations and for any seminars and conferences related to Company business.

1.05 Assistance of Mabie. Mabie agrees to assist the Company during any and all investigatory matters, threatened or pending litigation during and after his employment. After employment assistance shall not be required in matters to which he is personally a party or which he has written opinion and advise of counsel that the same would be personally damaging.

1.06 (a) Indemnification. Mabie shall be indemnified by the Company for all legal expenses and all liabilities incurred in connection with any proceeding involving him by reason of his being or having been an officer, director, employee, or agent of the Company to the fullest extent permitted by the laws of the State of Oklahoma.

          (b) Payment of Expenses. In the event of any action, proceeding or claim against Mabie arising out of his serving or having served in a capacity specified in Section 1.01 above, which in Mabie's sole judgment requires him to retain counsel (such choice of counsel to be made by Mabie with the prior consent of the Company, which may not unreasonably withhold its consent) or otherwise expend his personal funds for his defense in connection therewith, the Company shall pay for or reimburse Mabie for all reasonable attorney's fees and expenses and other costs associated with Mabie's defense of such action as such fees and costs are incurred.

1.07 Director and Officer Liability Insurance. The Company shall provide reasonable D&O and/or Warranty and Representations insurance coverage for Mabie. The terms and extent of such insurance shall be dictated by industry standard and circumstance.


                                   ARTICLE II
                           TERMINATION OF EMPLOYMENT

2.01 Termination Procedure. Either party to this Agreement may terminate Mabie's employment under this Agreement by giving the other party written notice of the intent to terminate at least thirty days prior to the proposed termination date except as set out in section 2.02. A decision by the Company to terminate Mabie's employment under this Agreement shall require an affirmative vote of more than 66-2/3% of the Board except as set out in Section 2.02.

2.02 Death. This Agreement shall terminate on the date of Mabie's death. If this Agreement is terminated as a result of Mabie's death, the Company shall pay to Mabie's estate, not later than the 30th day following his death, a lump sum severance payment consisting of (1) Mabie's salary and accrued salary through the date of his death, (2) all amounts Mabie would have been entitled to upon termination of his employment under the Company's employee benefit plans and (3) a pro rata amount of bonus Mabie was eligible to receive under any Company bonus plan.

2.03 Disability. The Company shall have the right to terminate this Agreement if Mabie incurs a permanent disability during the term of his employment under this Agreement. For purposes of this Agreement, "Permanent Disability" shall mean inability of Mabie to perform the services required hereunder due to physical or mental disability which continues for either (i) a total of 180 working days during any 12-month period or (ii) 150 consecutive working days. In the event that either party disputes whether Mabie has a permanent disability, such dispute shall be submitted to a physician mutually agreed upon by Mabie or his legal guardian and the Company. If the parties are unable to agree on a mutually satisfactory physician, each shall select a reputable


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

          physician, who, together, shall in turn select a third physician whose determination of Mabie's ability to perform his job duties shall be conclusive and binding to the parties. Evidence of such disability shall be conclusive notwithstanding that a disability policy or clause in an insurance policy covering Mabie shall contain a different definition of "permanent disability." If Mabie's employment under this Agreement is terminated by the Company because he has a permanent disability, the Company shall pay Mabie, not later than the 30th day following the date of termination, a lump sum severance payment consisting of (1) Mabie's salary through the date of his termination,
          (2) all amounts Mabie is entitled to upon termination of employment under the Company's employee benefit plans, (3) Mabie's undiscounted salary through the Termination Date, or if greater for a period of 24 months, and (4) a pro rata amount of bonus he is eligible to receive under any Company bonus program.

2.04 Termination With Cause. The Company shall have the right to terminate this Agreement for cause. For purposes of this Agreement, "for cause" shall exclusively be defined to mean (a) conviction of a felony which is materially detrimental to the Company, (b) proof beyond a reasonable doubt of the gross negligence or willful misconduct which is materially detrimental to the Company, or (c) proof beyond a reasonable doubt of a breach of a fiduciary duty which is materially detrimental to the Company. If the Company terminates Mabie's employment "for cause" the Company shall pay Mabie, not later than the 30th day following the date of termination, a lump sum severance payment consisting of (1) Mabie's salary and accrued salary through the date of his termination and (2) all amounts Mabie is entitled to upon termination of employment under the Company's employee benefits plans.

2.05 Termination Without Cause. If the Company terminates Mabie's employment for any reason other than for cause as that term is defined in section 2.04, the Company shall pay Mabie, not later than the 30th day following the date of termination, a lump sum severance payment consisting of (1) Mabie's salary and accrued salary through the date of his termination, (2) all amounts Mabie is entitled to upon termination of employment under the Company's employee benefits plans,
          (3) Mabie's undiscounted salary through the Termination Date, or if greater for a period of 24 months, and (4) a pro rata amount of bonus he is eligible to receive under any Company bonus program.

2.06 Resignation. If Mabie resigns from his employment under this Agreement other than for a reason of change of control as defined in section 2.07, the Company shall pay Mabie, not later than the 30th day following the effective date of his resignation, a lump sum severance payment consisting of (1) Mabie's salary through the date of his termination, (2) all amounts Mabie is entitled to upon termination of employment under the Company's employee benefit plans, (3) Mabie's undiscounted salary for a period of 90 days after his resignation and
          (4) a pro rata amount of bonus he is eligible to receive under any Company bonus program. Mr. Mabie's accrued salary shall be paid within thirty days if the Company has available funds, if the Company does not have said funds then the accrued salary shall be paid in a reasonable time after his severance in no case shall that time period extend over six months.

2.07 Change of Control. Mabie shall have the right to resign from his employment under this Agreement if there is a change of control. For purposes of this Agreement a Change of Control shall be deemed to have occurred if any of the following occur: (i) at any time during any period of 12 consecutive months, at least a majority of the directors serving on the Board ceases to consist of individuals who have served continuously on such Board since the beginning of such 12 month period, unless the election of directors during such period, or nomination for election by the shareholders of the Company, was approved by a vote of at least two-thirds of the members of such Board at such time still in office and who shall have served continuously on



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

          such Board since the beginning of such 12-month period by reason of death or disability; or (ii) a merger or consolidation occurs to which the Company is a party unless following such merger or consolidation
          (A) more than 50% of the then outstanding shares of voting capital stock of the corporation surviving such merger or resulting from such consolidation is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the outstanding voting capital stock of the
          Company immediately prior to such merger or consolidation in substantially the same proportions as their ownership, immediately prior to such merger or consolidation, of the outstanding voting capital stock of the Company, and (B) at least a majority of the members of the Board surviving such merger or resulting from such consolidation were members of the Board immediately prior to such merger or consolidation; or (iii) the sale of all, or substantially all, of the assets of the Company; or (iv) a person or entity who is not an owner of voting capital stock of the Company as of the date of this Agreement acquires more than 50% of the voting capital stock of the Company. Notwithstanding the foregoing, however, a Change of Control shall not be deemed to have occurred upon the consummation of an Initial Public Offering of the capital stock of the Company. If Mabie exercises his right to terminate his employment following a Change of Control, he shall receive, not later than the 30th day following the date of termination, a lump sum severance payment consisting of (1) Mabie's salary through the date of his termination,
          (2) all amounts Mabie is entitled to upon termination of employment under the Company's employee benefits plans, (3) Mabie's undiscounted salary through the Termination Date, or if greater for a period of 24 months, and (4) a pro rata amount of bonus he is eligible to receive under any Company bonus program.

2.08 Mitigation. Mabie shall have no obligation to mitigate any damages or payments made to him under Article II of this Agreement.

2.09 Excess Parachute Payments. In the event that payment of the amounts this Agreement requires the Company to pay Mabie would cause Mabie to be the recipient of an excess parachute payment (within the meaning of Section 280G(b) of the Internal Revenue Code of 1986), the amount of the payments to be made to Mabie pursuant to this Agreement shall be reduced to an amount equal to one dollar less than the amount that would cause the payments hereunder to be excess parachute payments. The manner in which such reduction occurs, including the items of payment and amounts thereof to be reduced, shall be agreed to by Mabie and the Company.


                                  ARTICLE III
                    RESTRICTIONS DURING AND AFTER EMPLOYMENT

3.01 Non-Compete. During Mabie's employment by the Company under this Agreement and for a one-year period following the termination of Mabie's employment by the Company, except if such termination is pursuant to sections 2.05 or 2.07 of this Agreement, Mabie shall not work for or provide any services in any capacity to any individual or business entity that is in direct competition with the business of the Company as it exists during Mabie's employment with the Company. Direct Competition is herein defined as effort to develop, market, promote or sell any screening tests, which would compete with or replace the Lexon cancer screening test(s).

3.02 Soliciting Customers Or Accounts After Termination of Employment. During the one-year period immediately following the termination of Mabie's employment with the Company, except if such termination is pursuant to sections 2.05 or 2.07 of this Agreement, Mabie shall not either directly or indirectly: (a) Make known to any person, firm, or corporation the names and addresses of any of the customers or accounts of the Company; or (b) Call on, solicit, or take away, or attempt to



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

          call on, solicit, or take away any of the customers or accounts of the Company on whom Mabie called or with whom he became acquainted during his employment with the Company, either for the benefit of himself or for any other person, firm, or corporation in efforts to market a competing product.

3.03 Company Records and Documents. All Company-related records and documents are considered to be the exclusive property of the Company. Upon the termination of Mabie's employment by the Company for any reason, he shall promptly return to the Company all such records and documents in his possession or under his control. Mabie shall have the right to retain copies of Company records and documents that he believes are reasonably necessary for him to retain to be able to exercise his rights under the Indemnification Provisions of this Agreement.


                                   ARTICLE IV
                                 MISCELLANEOUS

4.01 Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by certified mail by the Company to the residence of Mabie, or by Mabie to the Company's principal office.

4.02 Further Assurances. Each party agrees to perform any further acts and to execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement.

4.03 Severability. In the event that any of the provisions, or portions thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions or portions thereof, shall not be affected thereby.

4.04 Construction. Whenever used herein, the singular number shall include the plural, and the plural number shall include the singular.

4.05 Headings. The headings contained in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of any of the provisions contained herein.

4.06 Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

4.07.1 Governing Law. This Agreement has been executed in and shall be governed by the laws of the State of Oklahoma.

4.07.2 Assignment. This Agreement shall be assignable and binding upon any purchasers or successors in interest of the Company.

4.08 Inurement. Subject to the restrictions against transfer or assignment as herein contained, the provisions of this Agreement shall inure to the benefit of, and shall be binding on, the assigns, successors in interest, personal representatives, estates, heirs and legatees of each of the parties hereto.

4.09 Waivers. No waiver of any provision or condition of this Agreement shall be valid unless executed in writing and signed by the party to be bound thereby, and then only to the extend


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

          specified in such waiver. No waiver of any provision or condition of this Agreement shall be construed as a waiver of any other provision or condition of this Agreement, and no present waiver of any provision or condition of this Agreement shall be construed as a future waiver of such provision or condition.

4.10 Amendment. This Agreement may be amended only by a written document signed by the parties and stating that the document is intended to amend this Agreement.

4.11 Disputes. In any dispute or proceeding to construe this Agreement, the parties expressly consent to the exclusive jurisdiction of state and federal courts in Tulsa County, Oklahoma, the principal place of business for Lexon. The prevailing party in any suit brought to interpret this Agreement shall be entitled to recover reasonable attorney's fees and expenses in addition to any other relief to which it is entitled.

4.12      Payment  of  Mabie's  Attorney's  Fees  and  Expenses  in  Advance  in
          Connection with this Agreement. If the Company brings a suit against Mabie in connection with this Agreement or if Mabie brings suit against the Company in connection with this Agreement, the Company shall pay Mabie's reasonable attorney's fees and expenses as incurred as limited by Oklahoma law. If a determination is made in a court of competent jurisdiction in favor of the Company, then the Company shall be entitled to be reimbursed by Mabie for his attorney's fees and expenses, which were paid by the Company.

4.13 Execution. Each party to this Agreement hereby represents and warrants to the other party that such party has full power and capacity to execute, deliver and perform this Agreement.

     IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement effective this 20th day of August, 2001.



GIFFORD M. MABIE                        LEXON, INC.

/s/ Gifford M. Mabie                    /s/ Rhonda Vincent
--------------------------------        ----------------------------------------
Gifford M. Mabie, an Individual         By: Rhonda Vincent
                                            Financial Reporting Manager



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